UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2014 (the “Refinancing Closing Date”), (A) Toys “R” Us – Delaware, Inc. (“Toys-Delaware”), a wholly-owned subsidiary of Toys “R” Us, Inc. (the “Company”), entered into (i) Amendment No. 3 to Amended and Restated Credit Agreement (the “Term Amendment”), among Toys-Delaware, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Term Agent”), and Goldman Sachs Lending Partners, LLC, as the Fronting Term B-4 Lender, (ii) the First Amendment to Third Amended and Restated Credit Agreement and to Security Agreement (the “ABL Amendment”), among Toys-Delaware, Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee (“Toys Canada”), the facility guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent (in such capacity, the “ABL Agent”), and the other agents party thereto and (iii) Amendment No. 1 to Amended and Restated Intercreditor Agreement (the “Intercreditor Amendment”), among the Term Agent and the ABL Agent, and as acknowledged by Toys-Delaware and the guarantors party thereto and (B) Wayne Real Estate Parent Company, LLC (the “Additional Guarantor”), a wholly-owned subsidiary of the Company and an indirect parent of Toys “R” Us Property Company I, LLC (“Propco I”), entered into the Guarantee (the “Unsecured Guarantee”), among the Additional Guarantor and the Term Agent, for the benefit of the lenders of the Term B-4 Loans (as defined below) (the “Term B-4 Lenders”).

The Term Amendment amended the existing Amended and Restated Credit Agreement, dated as of August 24, 2010, and as amended from time to time to the date hereof, among Toys-Delaware, the guarantors party thereto, the lenders from time to time party thereto and the Term Agent (as amended, the “Term Credit Agreement”) and certain other Loan Documents (as defined in the Term Credit Agreement) to provide for, among other things, a new tranche of term loans in an aggregate principal amount of $1,025,726,000 (the “Term B-4 Loans”). The ABL Amendment amended the existing Third Amended and Restated Credit Agreement, dated as of March 21, 2014, among Toys-Delaware, Toys Canada, the facility guarantors party thereto, the lenders from time to time party thereto and the ABL Agent (as amended, the “ABL Credit Agreement”) and certain other Loan Documents (as defined in the ABL Credit Agreement) to provide for, among other things, a new tranche of “last-out” loans in an aggregate principal amount of $280 million (the “FILO Loans”). The Term B-4 Loans, the FILO Loans, together with other sources and funds available to Toys-Delaware, were used to (i) refinance all of the term loans due 2016 under the Term Credit Agreement, (ii) extend $380 million of Term B-2 Loans (as defined in the Term Credit Agreement) and Term B-3 Loans (as defined in the Term Credit Agreement) into Term B-4 Loans and (iii) redeem all of Toys-Delaware’s 7 3⁄8% senior secured notes due 2016.

The Term B-4 Loans

The Term B-4 Loans will mature on April 24, 2020 and bear interest equal to, at the option of Toys-Delaware, (i) LIBOR plus a margin of 8.75% per annum (subject to a LIBOR floor of 1.00%) or (ii) the Base Rate (defined as the highest of (x) the Federal Funds Rate plus 0.50%, (y) the rate of interest in effect for such day as publicly announced from time to time by the Term Agent as its “prime rate” and (z) one-month LIBOR plus 1.00%) plus a margin of 7.75% per annum (subject to a Base Rate floor of 2.00%).

The Term B-4 Loans are required to be repaid in equal quarterly installments commencing February 28, 2015 in aggregate annual amounts equal to 1.00% of the original principal amount, with the balance payable on the final maturity date. Voluntary prepayments and certain mandatory prepayments of the Term B-4 Loans will be subject to a prepayment premium of (i) prior to the one and one-half year anniversary of the Refinancing Closing Date, a “make-whole” price as set forth in the Term Credit Agreement, (ii) after the one and one-half year anniversary of the Refinancing Closing Date, but prior to the two and one-half year anniversary of the Refinancing Closing Date, 2.00% of the principal amount prepaid and (iii) after the two and one-half year anniversary of the Refinancing Closing Date, but prior to the three and one-half year anniversary of the Refinancing Closing Date, 1.00% of the principal amount prepaid. The Term B-4 Loans were issued with an aggregate discount of $19.4 million.

The Term B-4 Loans are guaranteed by (i) all of the guarantors that guarantee the other Loans (as defined in the Term Credit Agreement) under the Term Credit Agreement and (ii) the Additional Guarantor pursuant to the Unsecured Guarantee. Toys-Delaware has agreed to provide, in the future, for the benefit of the Term B-4 Lenders, a first priority security interest in certain specified real property, subject to certain exceptions.

The Unsecured Guarantee contains certain provisions triggering mandatory prepayments by Toys-Delaware of the Term B-4 Loans, including, among other things, in connection with the incurrence of certain additional indebtedness and the making of certain restricted payments, in each case, by the Additional Guarantor and its subsidiaries, subject to certain exceptions, including exceptions for indebtedness and restricted payments permitted under the current Propco I term loan agreement. The Unsecured Guarantee also contains certain covenants applicable to the Additional Guarantor and its subsidiaries, including, among other things, limitations on the sale or disposition of assets and the conduct of business, subject to certain exceptions. In addition, if the Additional Guarantor fails to comply with certain covenants in the Unsecured Guarantee, additional interest of 2.00% per annum with respect to the aggregate outstanding principal amount of Term B-4 Loans will be payable by Toys-Delaware.

The FILO Loans

The FILO Loans will mature on October 24, 2019, subject to a springing maturity in 2018 if the remaining Term B-2 Loans and Term B-3 Loans have not been refinanced, extended or otherwise replaced or repaid prior to such time. The FILO Loans will bear interest equal to, at the option of Toys-Delaware or Toys Canada, as applicable, (i) LIBOR plus a margin of 7.25% per annum (subject to a LIBOR floor of 1.00%) or (ii) the Prime Rate (defined as the highest of (x) the rate of interest in effect for such day as publicly announced from time to time by the ABL Agent as its “prime rate”, (y) the Federal Funds Rate plus 0.50%, and (z) one-month LIBOR plus 1.00%), plus a margin of 6.25% per annum. The FILO Loans were issued with an aggregate discount of $8.4 million.

Certain prepayments of the FILO Loans which lower the All-in Yield (as defined in the ABL Credit Agreement) of the FILO Loans on or prior to the one-year anniversary of the Refinancing Closing Date will be subject to a prepayment premium of 1.00% of the principal amount that is repriced or refinanced (subject to certain exceptions).

The FILO Loans are guaranteed by Toys-Delaware’s subsidiaries (other than certain excluded subsidiaries) that guarantee the existing loans and commitments under the ABL Credit Agreement. The FILO Loans are secured by the same collateral that secures the existing loans and commitments under the ABL Credit Agreement.

The FILO Loans are subject to a borrowing base consisting of specified percentages of eligible inventory, eligible credit card receivables, and certain Canadian real estate that do not reduce the availability under the existing borrowing base for revolving loans under the ABL Credit Agreement (provided that the FILO Loans borrowing base includes (i) $125 million of the required availability amount under the existing ABL Credit Agreement and (ii) an availability reserve with respect to the existing borrowing base for revolving loans if the amount of outstanding FILO Loans otherwise exceeds the borrowing base with respect to the FILO Loans).

The Intercreditor Amendment

The Intercreditor Amendment amended the Amended and Restated Intercreditor Agreement, dated as of August 24, 2010, among the Term Agent, the ABL Agent and The Bank of New York Mellon, as Notes Agent, and as acknowledged by Toys-Delaware and the guarantors party thereto (as amended, the “Intercreditor Agreement”), to provide for, among other things, modifications to the priority of the Canadian Pledge Collateral (as defined in the Intercreditor Agreement).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On October 24, 2014, Toys-Delaware redeemed all of its $350 million 7 3⁄8% senior secured notes due 2016 at a redemption price of 101.844% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ Michael J. Short
Name: Michael J. Short
Title: Executive Vice President – Chief Financial Officer

Date: October 24, 2014